Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of TOFLA MEGALINE INC. (the “Company”) on Form 10-Q for the quarterly period ended April 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Dilip R. Petigara, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 23, 2025	By:	/s/ Dilip R. Petigara
Dilip R. Petigara Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer)